UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 24, 2018

ELEVATE CREDIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4150 International Plaza, Suite 300

Fort Worth, Texas 76109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (817) 928-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2018, the Board of Directors (the “Board”) of Elevate Credit, Inc. (the “Company”) appointed Bradley R. Strock as a Class II director, effective as of the same date.

Pursuant to the Company’s independent director compensation policy, upon his appointment Mr. Strock received an initial equity award of restricted stock units with a grant date fair value of $300,000. Under the policy, Mr. Strock will also receive (i) an annual cash retainer of $40,000 per year, and (ii) an annual equity award of restricted stock units with a grant date fair value of $110,000.

The Company has entered into its standard form of indemnification agreement with Mr. Strock. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.18 to the Company’s Amendment No. 5 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 10, 2017.

There is no arrangement or understanding with any person pursuant to which Mr. Strock was appointed as a member of the Board, and Mr. Strock does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has no current intention of appointing him to a committee of the Board.

On January 24, 2018, Jason Harvison notified the Company of his decision to resign from the Board effective as of January 25, 2018. The resignation was not due to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.

Date: January 30, 2018	By:	/s/ Christopher Lutes
Christopher Lutes
Chief Financial Officer